                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                     CONTACT: W. Michael Smith
                                                   Executive Vice President
                                                   and Chief Financial Officer
                                                   (972) 301-2450
                                                   www.minorplanetusa.com

MINORPLANET SYSTEMS USA, INC. TO RETAIN DELOITTE TOUCHE LLP AS SUCCESSOR AUDIT FIRM

RICHARDSON, TEXAS, AUG. 6, 2002 - Minorplanet Systems USA, Inc. (NASDAQ: MNPL), a leading provider of telematics-based, fleet management solutions for commercial fleets, today reported that its audit committee has recommended Deloitte Touche LLP as its new independent auditors, subject to approval by the company's board of directors and Deloitte's completion of formal acceptance procedures. Deloitte Touche LLP succeeds Arthur Andersen LLP.

About Minorplanet Systems USA, Inc.

Minorplanet Systems USA, Inc. (minorplanetusa.com) markets, sells and supports Vehicle Management Information(TM) (VMI(TM)), a state-of-the-art fleet management solution that contributes to higher customer revenues and improved operator efficiency. VMI combines global positioning system (GPS) and wireless vehicle telematics technologies to monitor vehicles, minute by minute, in real time. The company also markets, sells and supports a customized GPS-based fleet management solution for large fleets like SBC Communications, which has more than 37,000 installed vehicles.

Headquartered in Richardson, Texas, Minorplanet currently has a market presence in the Dallas/Fort Worth, Houston, Atlanta, Los Angeles and Austin, Texas, markets, with plans for other metro markets in the future.

"Minorplanet" is a federally registered trademark and service mark of Minorplanet Limited. "Vehicle Management Information," "VMI" and "Minorplanet Systems USA" are trademarks and service marks of Minorplanet Limited.

                                       ###